                                                                    EXHIBIT 10.1
                                     LEASE

         THIS LEASE (the "Lease") is entered into as of the 12th day of February, 1994, by and between PROMEGA CORPORATION ("Landlord"), whose address is 2800 Woods Hollow Road, Madison, WI 53711 and OPHIDIAN PHARMACEUTICALS, INC. ("Tenant"), whose address is 2800 South Fish Hatchery Road, Madison, WI 53711.

                                   ARTICLE I

                                 GRANT AND TERM

         SECTION 1.01. PREMISES. Landlord leases to Tenant, and Tenant leases from Landlord, that part of the BioPharmaceutical Technology Center (the "BTC") located at 5445 East Cheryl Parkway, now or hereafter to be constructed which consists of an office outlined in red on the site plan attached as Exhibit A (the "Premises"), containing approximately ten thousand (10,000) square feet. The Premises leased to Tenant do not include the land under the BTC or the roof or outer walls of the building or buildings comprising the BTC. Landlord reserves the right to place, maintain, repair and replace utility lines, pipes, tunneling and the like in, under, over, upon or through the Premises as may be reasonably necessary or advisable for the servicing of the Premises or other existing or future portions of the BTC provided that, in the exercise of such rights, Landlord shall use its diligent efforts to minimize any disruption to Tenant's use and enjoyment of the Premises. Included as part of the Premises are the use of the following facilities:

                 (a) Steelcase office furniture itemized on Exhibit B attached hereto and made a part hereof; and

                 (b) Cold rooms 1114, 1122 and 1123 located within the BTC (the "Cold Rooms").

Landlord is acquiring the Steelcase office furniture and the Cold Rooms pursuant to installment sale contracts. At any time during the term of this Lease, Tenant can acquire title to the Steelcase office furniture by prepaying the unpaid balance of the purchase prices for such items. Upon such prepayment, title shall pass to Tenant and such item shall be subject to
Section 4.04 and rent attributable to such item under Section 3.02(b) shall cease. Furthermore, if Tenant extends the term of this Lease under Section 1.02(b), then, upon the last payment of Minimum Rent for the Option Term, title to the Steelcase office furniture shall pass to Tenant and such items shall be subject to Section 4.04. Furthermore, Landlord grants to Tenant, during the term of this Lease, the right to use, and to have access to, an autoclave located in the manufacturing area of the BTC.



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         SECTION 1.02.  LEASE TERM.

                 (a) Original Term. The term of this Lease shall be for five (5) Lease Years, unless terminated sooner pursuant to any of the provisions of this Lease. The term of this Lease and Tenant's obligation to pay rent and other charges due hereunder and to perform all other obligations set forth herein shall begin on January 1, 1994 (the "Commencement Date"). The term of this Lease shall end on the last day of the last full Lease Year (as defined in Section 1.03) unless terminated sooner pursuant to any of the provisions hereof.

                 (b) Option to Extend. Provided that Tenant shall not then be in default under this Lease, Tenant shall have an option (the "Option") to extend this Lease for an additional period of five (5) Lease Years beyond the lease term set forth in Section 1.02(a) (the "Option Term"). The Option shall be exercised by delivery of written notice by Tenant to Landlord not later than July 1, 1998. If written notice is not given by Tenant to Landlord by the deadline set forth herein, then this Lease shall terminate at the end of the lease term set forth in Section 1.02(a). If this Lease is extended pursuant to this Section 1.02(b), all terms, covenants and conditions of this Lease shall remain in full force and effect, except, however, that:

                                        (i)     the term of this Lease shall be
                 extended for the period of the Option Term;

                                        (ii)    Minimum Rent for the Option
                 Term shall be computed in accordance with Section 3.03, below; and

                                        (iii)   the Termination Date shall,
                 notwithstanding Section 1.02(a), be deemed to be December 31, 2003.

         SECTION 1.03. LEASE YEAR. The term "Lease Year" means each calendar year during the term hereof. The first Lease Year shall begin on January 1, 1994.

         SECTION 1.04. SURRENDER. On the last day of the term of this Lease, or any extension or renewal thereof, or on any sooner termination, Tenant shall surrender the Premises in the same condition as the Premises existed on the Commencement Date, broom clean, reasonable wear and tear excepted, and shall surrender all keys to Landlord.

         SECTION 1.05. RIGHT OF ENTRY. Landlord and its authorized representatives shall have the right to enter the Premises at all reasonable times, upon reasonable prior oral or written notice to Tenant, (or without notice at any time during or after an emergency) to inspect the Premises or to show the Premises to prospective purchasers or tenants or to abate nuisances, to cure dangerous conditions, repair waste and to make repairs, alterations, improvements or additions to the Premises or to



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the building of which the Premises are a part, as Landlord may reasonably deem necessary, including those to be performed by Tenant, without the same constituting an eviction of Tenant in whole or in part, and rent shall not abate as a result of such entry. Landlord shall use its reasonable efforts in making any repairs, alterations, improvements or additions to the Premises or the building of which the Premises are a part to keep the disruption of Tenant's business to a minimum. Nothing herein shall impose any duty upon Landlord to do any work or perform any other act which Tenant may be required to perform under this Lease, and the performance thereof by Landlord shall not constitute a waiver of Tenant's default in failing to perform it. During the six (6) months prior to the expiration of the term of this Lease, Landlord may place upon the Premises notice "To Let" or "For Rent." If Tenant is not present to permit entry into the Premises, Landlord may, in case of emergency, enter by master key, or may forcibly enter, without rendering Landlord liable therefor.

         SECTION 1.06. SHIPPING AND RECEIVING. Landlord will facilitate Tenant's shipping and receiving functions in a mutually agreeable manner.

                                   ARTICLE II

                                SECURITY DEPOSIT

                            [INTENTIONALLY DELETED]





                   [THIS SPACE WAS INTENTIONALLY LEFT BLANK]





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                                  ARTICLE III

                                      RENT

         SECTION 3.01. GENERAL. Tenant shall, for the entire term of this Lease, pay to Landlord, at such place as Landlord may from time to time in writing designate, an annual minimum rent (the "Minimum Rent") in equal monthly installments, payable in advance on the first day of each calendar month, without any setoff, counterclaim or deduction whatsoever or any prior demand.

         SECTION 3.02. ORIGINAL LEASE TERM. Minimum Rent per month during the first five (5) Lease Years shall be equal to the sum of the following amounts:

                 (a) Seventeen Thousand Three Hundred Forty-Nine Dollars ($17,349), representing rent for the Premises exclusive of the Steelcase office furniture and Cold Rooms. This amount shall increase by three percent (3%) per annum compounded annually, on the first day of the second, third, fourth and fifth Lease Years.

                 (b) One Thousand Four Hundred Dollars ($1,400), representing rent for the Steelcase office furniture.

                 (c) Six Hundred Fifty-Four Dollars ($654), representing rent for the Cold Rooms.

         SECTION 3.03. OPTION TERM. Minimum Rent per month during the Option Term shall be equal to the sum of the following amounts:

                 (a) Twenty Thousand One Hundred Twelve Dollars ($20,112), representing rent for the Premises exclusive of the Steelcase office furniture and Cold Rooms. This amount shall increase by three percent (3%) per annum, compounded annually, on the first day of the seventh, eighth, ninth and tenth Lease Years.





                   [THIS SPACE WAS INTENTIONALLY LEFT BLANK]





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                 (b)      As rent for the Steelcase office furniture, the
         amount that results when Thirteen Thousand Forty-Two Dollars ($13,042) is amortized over sixty (60) months at a rate equal to the prime rate most recently announced as of the first day of the Option Term by Firstar Bank Madison, N.A. (or, if such bank is not then announcing its prime rate, by any other state or national bank chosen by Landlord and having an office in Madison, Wisconsin).

                 (c) As rent for the Cold Rooms, the amount that results when Three Thousand Five Hundred Thirty-Two Dollars ($3,532) is amortized over sixty (60) months at a rate equal to the prime rate most recently announced as of the first day of the Option Term by Firstar Bank Madison, N.A. (or, if such bank is not then announcing its prime rate, by any other state or national bank chosen by Landlord and having an office in Madison, Wisconsin).

         SECTION 3.04. SCHEDULE OF RENTS. A complete schedule of Minimum Rent payable during the original term and the Option Term of this Lease is attached hereto as Exhibit C.

         SECTION 3.05. PARTIAL MONTHS. Minimum Rent for any period during the term of this Lease which is less than one (1) month shall be a pro rata portion of the monthly installment.

                                   ARTICLE IV

                           ALTERATIONS AND ADDITIONS

         SECTION 4.01. ALTERATIONS. Tenant shall not, without Landlord's prior written consent, make any alterations, improvements, additions or utility installations upon the Premises, except for minor nonstructural alterations. The term "utility installations," as used herein, shall include without limitation power panels, space heaters, fluorescent fixtures, conduits and wiring.

         SECTION 4.02. ACCEPTANCE OF PREMISES. By moving into the Premises, Tenant shall be deemed to have accepted the physical condition of the same "as is," subject, however, to Landlord's obligations under Article V.

         SECTION 4.03. CONSTRUCTION LIENS. Tenant shall pay when due, and indemnify, defend and hold Landlord harmless from, all claims for labor or materials furnished or alleged to have been furnished to Tenant for use in the Premises, which claims are or may be secured by any construction lien against the Premises or any interest therein. Tenant shall not permit any liens under the construction lien law to be filed against the Premises or any interest therein and shall immediately obtain a release from any lien so filed. Nothing in the Lease shall be construed in any way as constituting the consent or request of Landlord to any contractor, subcontractor, laborer, or materialman for the performance of any labor or the furnishing of any





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materials for any alteration, addition, improvement or repair to the Premises or any other part of the BTC nor as giving Tenant any right, power or authority to contract for or permit the rendering of services or the furnishing of materials that would give rise to the filing of a construction lien against the Premises or the BTC.

         SECTION 4.04. REMOVAL OF IMPROVEMENTS. All items of improvements to the Premises that exist upon the Commencement Date, all heating and air-conditioning equipment and all alterations and other improvements by Tenant shall become the property of Landlord and shall not be removed from the Premises, unless request is made by Landlord to Tenant to remove the same. All trade fixtures, furniture, furnishings and signs installed in the Premises by Tenant and paid for by Tenant shall remain the property of Tenant and may be removed upon the expiration or termination of this Lease; provided that any of such items as are affixed to the Premises and require severance may be removed only if Tenant repairs any damage caused by such removal and that Tenant shall have fully performed all of the terms, conditions and covenants to be performed by Tenant under this Lease. If Tenant fails to remove such items from the Premises by the expiration or earlier termination of this Lease, all such trade fixtures, furniture, furnishings and signs shall become the property of Landlord, unless Landlord elects to require their removal, in which case Tenant shall, at its sole cost and expense, promptly remove the same and restore the Premises to their prior condition. The covenants contained in this Section shall survive the expiration or termination of this Lease.

                                   ARTICLE V

                            REPAIRS AND MAINTENANCE

         Landlord shall keep the exterior of the BTC and the interior of the Premises (except interior walls erected by Tenant) in good condition and repair, except for repairs required thereto by reason of the acts or omissions of Tenant, Tenant's employees, agents, invitees, licensees or contractors. Landlord shall also be responsible for the maintenance and repair of the Common Areas (as defined in Section VI). If Landlord is required to make exterior or structural repairs by reason of Tenant's acts or omissions, Landlord shall have the right, but shall not be obligated, to make such repairs or replacements on behalf of and for the account of Tenant. In such event, such work shall be paid for in full by Tenant upon billing therefor. The provisions of this Section shall not apply in the case of damage or destruction by fire or other casualty or by condemnation, in which events the obligations of Landlord shall be controlled by Articles IX and X, respectively.





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                                   ARTICLE VI

                                  COMMON AREAS

         SECTION 6.01. USE OF COMMON AREAS. Use by Tenant of the Premises shall include the non-exclusive use, in common with others, of the Common Areas, as defined herein, and subject to the provisions of Section 6.02.

         SECTION 6.02. CONTROL OF COMMON AREAS. Tenant shall have the reasonable non-exclusive right to use, under a revocable license and not as a part of the Premises (and in common with Landlord and other tenants of the BTC and all others to whom Landlord has or may hereafter grant rights to use the same) such parking areas, sidewalks, roadways, public and common washrooms, elevators, stairways, corridors and other common areas and facilities as may from time to time exist and be generally available to all occupants of the BTC (the "Common Areas"). Landlord shall at all times have full control, management and direction of the Common Areas and reserves the right at any time and from time to time to reduce, increase, enclose or otherwise change the size, number, location, layout and nature of the Common Areas so as to construct additional rentable areas through use and/or enclosure of the common areas, and to place signs on the BTC; provided, however, that Landlord shall not impair access to the Premises or make the Premises significantly less desirable or attractive. Shipping and receiving areas are not Common Areas.

                                  ARTICLE VII

                              COVENANTS OF TENANT

         SECTION 7.01. USE OF PREMISES. Tenant covenants and agrees that it shall continuously and without interruption use and occupy the entire Premises (and not less than one hundred percent (100%) of the Premises) solely as office, laboratory, manufacturing and related uses, and for no other purpose. Tenant's business in the Premises shall be conducted under the following trade name: Ophidian Pharmaceuticals, Inc.

         SECTION 7.02. OPERATION OF BUSINESS. Tenant, acknowledging that the BTC is being developed and maintained by Landlord as a first-class office and laboratory building and as a further inducement to Landlord to enter into this Lease, covenants and agrees:

                 (a) Appearance. To keep the Premises clean and attractive in appearance at all times and to keep any refuse in proper containers in the interior of the Premises out of sight until the same is removed;





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                 (b)      Insurance.  To neither do nor suffer anything to be
         done or kept in or about the Premises which contravenes Landlord's insurance policies or increases the premiums therefor;

                 (c) Sound. To permit no reproduction of sound which is audible outside the Premises nor permit odors to be unreasonably dispelled from the Premises;

                 (d) Loading. To load, unload and permit the loading or unloading of merchandise, equipment or other property only via the BTC's shipping and receiving areas, or the Pilot Plant access areas;

                 (e) Heating and Cooling. To adequately heat and cool the Premises;

                 (f) Compliance with Laws. To comply with all applicable ordinances, rules, regulations, orders and requirements of all federal, state and municipal governments which relate to the Premises or the business Tenant conducts on or from the Premises and with any direction, pursuant to law, of any public officer which shall impose upon Tenant any duty with respect to the Premises or the use and occupation thereof.

         SECTION 7.03. SIGNS. Tenant covenants and agrees that it shall not, without the prior written consent of Landlord, paint, erect or install any signs, lettering or placards or make any additions, alterations or changes to the exterior of the Premises, or place or permit to be placed any sign, advertising material or lettering upon the interior surface of any door or show window or any point inside the Premises from which the same may be visible from outside the Premises.

         SECTION 7.04. UTILITIES. Landlord shall supply to the Premises, at Landlord's cost, heat, sewer, water, gas and electric service. Tenant agrees, in the use of such utilities, to use appropriate energy conservation methods and not to use excessive amounts of, or waste, any such utility service. Landlord shall be liable for an interruption or failure in the supply of any utilities only to the extent that such interruption or failure results from the negligent, reckless or willful misconduct of Landlord.

         SECTION 7.05. MUNICIPAL, COUNTY, STATE OR FEDERAL TAXES. Tenant covenants and agrees that it shall pay, before delinquency, all municipal, county and state or federal taxes assessed against any leasehold interest of Tenant or any fixtures, furnishings, equipment, merchandise, improvements, alterations, stock-in-trade or other personal property of any kind owned, installed or upon the Premises. Landlord covenants and agrees that it shall pay, before delinquency, all real estate taxes and assessments levied or assessed against the BTC and the lands upon which the BTC is located.





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
         SECTION 7.06. DIRECTORY AND SIGNS. Tenant shall be entitled to have its name shown upon the directory board of the BTC; but the design and style of such identification, and the location of such directory board and allocation of the space thereon among the tenants and occupants of the BTC, shall be determined at Landlord's sole discretion.

         SECTION 7.07.  ENVIRONMENTAL.

                 (a)      Definitions.

                            (i) As used herein, "Environmental Laws" shall mean any federal, state and local laws including statutes, regulations, rulings, orders, administrative interpretations, guidance documents or memoranda and other governmental restrictions and requirements relating to the creation or discharge of solid waste, hazardous substances, hazardous waste, air pollutants, water pollutants or process wastewater or otherwise relating to the environment or Hazardous Substances (as defined herein) including, but not limited to, Chapters 144, 160 and 162 of the Wisconsin Statutes, the Federal Toxic Substances Control Act, the Federal Solid Waste Disposal Act, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource and Conservation and Recovery Act of 1976, the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendment and Reauthorization Act of 1986, regulations of the Federal Environmental Protection Agency or state environmental protection agency or Department of Natural Resources or Environmental Quality now or at any time hereafter in effect.

                           (ii) As used herein, "Hazardous Substances" shall mean any hazardous waste or substance or material, asbestos or asbestos-containing material pollutant, solid, liquid, gaseous, or thermal irritant or contaminant (such as smoke, vapor, soot, fumes, acids, alkalis, chemicals, oils, solvents or waste, including materials to be recycled in the future, reconditioned or reclaimed), polychlorinated biphenyl (in the form of electrical transformers, fluorescent light fixtures with ballasts, cooling oils or any other device or form) or urea-formaldehyde foamed-in-place insulation, all as defined or included under Environmental Laws.

                 (b) Environmental Covenants. During the term of this Lease, Tenant shall:

                            (i)  timely comply with all applicable
                 Environmental Laws;

                           (ii) provide Landlord, immediately upon receipt thereof, with copies of any correspondence, notice, pleading, citation, notice of





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                 noncompliance, notice of violation, indictment, complaint, order, decree or other document from any source asserting or alleging violation upon the Premises by Tenant of any Environmental Laws, or asserting or alleging a circumstance or condition upon the Premises which may require a financial contribution by Tenant or a cleanup, remedial action or other response, including investigation, by or on the part of Tenant under any Environmental Laws;

                          (iii) permit Landlord, in the event Landlord has reasonable cause to believe that there exists a condition or circumstance created by Tenant, its employees or invitees during the term of this Lease warranting an environmental inspection or audit, at Tenant's expense to retain an architect, environmental consultant or professional engineer selected by Landlord to perform an environmental inspection and/or audit of the Premises to evaluate Tenant's compliance with Environmental Laws, and to test for Hazardous Substances on the Premises, and for risks associated with exposure to Hazardous Substances. Tenant shall permit Landlord and its employees and agents access to the Premises and the books and records of Tenant as necessary for the performance of the environmental inspection and/or audit;

                           (iv)  at its expense, remove or contain any
                 Hazardous Substances on the Premises that were brought onto the Premises by Tenant, its employees or invitees during the term of this Lease, or perform other investigation or remediation or corrective action as required by Landlord in its sole discretion, if at any time it is determined that such Hazardous Substances present a health hazard on the Premises or are required to be investigated, removed, contained or remediated or other corrective action is required by any Environmental Laws or regulatory authority.

         SECTION 7.08.  CONFIDENTIALITY.

                 (a) As used herein, "Confidential Information" means information possessed by or developed for either party hereto, which relates to such party's existing or potential business, which is generally not known to the public, which such party seeks to protect from disclosure to its existing or potential competitors or others. The term shall include, without limitation: financial or business plans and projections, visitor lists and directories, marketing plans, negotiation strategies, customer lists, customer names, or other customer information, author lists, names or other information, pricing lists, pricing information, works in progress, works under consideration, previously published works, patents, patented material, copyrights, copyrighted material, trademarks, tradenames, computer programs, and the like. Confidential Information also includes information received by either party hereto from others which such party has an obligation to treat as confidential.





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                 (b)      Each party hereto covenants and agrees that neither
         it nor its sublessees, agents, customers, invitees, contractors, occupants or employees shall directly or indirectly use or disclose any Confidential Information of the other, whether during the term of this Lease or after this Lease terminates or expires. This prohibition does not apply to Confidential Information after it becomes generally known in the industry in which the party possessing the same conducts its business. Each party hereto shall take all reasonable measures to prevent its sublessees, agents, customers, invitees, contractors, occupants and employees from acquiring, using or disclosing any Confidential Information.

                                  ARTICLE VIII

                           INSURANCE AND INDEMNITIES


         SECTION 8.01 INSURANCE BY TENANT. Tenant shall obtain, at Tenant's expense, beginning on the Commencement Date, and shall maintain through the expiration or termination of this Lease, the following insurance coverages:

                 (a) Public Liability. A policy of comprehensive public liability insurance naming Landlord, Tenant and any other party designated by Landlord as the insured, to insure against injury to property, person or loss of life arising out of the ownership, use, occupancy or maintenance of the Premises with limits of public liability not less than $1,000,000 per accident and/or occurrence, and $2,000,000 general aggregate. The policy shall contain a supplemental endorsement covering contractual liability voluntarily assumed by the insured under this Lease.

                 (b) Other. All other insurance, if any, customarily maintained by businesses of like type, or required by any ordinance, law, or governmental regulation to be carried or maintained by Tenant, as may be reasonably required by Landlord or by any ordinance, law or governmental regulation.

         SECTION 8.02. INSURANCE BY LANDLORD. Landlord shall obtain before the Commencement Date, and shall maintain through the expiration or termination of this Lease, the following insurance coverages:

                 (a) Public Liability. A policy of comprehensive public liability insurance on the Common Areas with limits of public liability not less than $1,000,000 per person for death and/or bodily injury, including personal injury, $1,000,000 per accident and/or occurrence, and limits of property damage liability not less than $1,000,000 per accident or occurrence.





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
                 (b) Comprehensive. A comprehensive policy of coverage containing fire, extended coverage, vandalism, malicious mischief and other endorsements deemed advisable by Landlord insuring the leasehold improvements of the BTC, including the Premises and all appurtenances thereto (excluding Tenant's merchandise, trade fixtures, furnishings, equipment and personal property) for the full insurable replacement value thereof, with such deductibles as Landlord deems advisable. Tenant shall be solely responsible for carrying personal property insurance sufficient to cover the loss or damage to Tenant's personal property.

         SECTION 8.03.  INSURANCE POLICIES.  Insurance required of Tenant under
Section 8.01 shall be written by companies duly qualified to do business in the State of Wisconsin, with a general policyholder's rating of at least "A" and a financial rating of at least Class XI, as rated in the latest edition of Best's Insurance Guide, and shall be satisfactory in all respects to Landlord and the holder of any mortgage against the BTC. Tenant shall provide Landlord with copies of all such policies for Landlord's review prior to the Commencement Date. Tenant shall deliver to Landlord copies of such policies or certificates evidencing the existence and amounts of such insurance with loss payable clauses satisfactory to Landlord. No such policy shall be cancelable or subject to reduction of coverage or modification except after thirty (30) days' prior written notice to Landlord. At least thirty (30) days prior to the expiration of Tenant's policies, Tenant shall furnish Landlord with renewals or "binders" thereof, or Landlord may order such insurance and charge the cost to Tenant as additional rent. Tenant shall not do or permit anything to be done which will invalidate the insurance policies furnished by Tenant or Landlord pursuant to Sections 8.01 and 8.02. If Tenant does or permits anything to be done which shall increase the cost of the insurance policies furnished by Landlord, Tenant shall pay to Landlord, as additional rent, the amount of any such additional premiums. Landlord may from time to time require that the policy limits of any or all such insurance be increased to reflect the effects of inflation and changes in normal commercial insurance practices. If Tenant fails to comply with the requirements of this Section or Section 8.01, Landlord may obtain such insurance and maintain it in effect, and Tenant shall pay Landlord the premium cost and any other costs or expenses incurred by Landlord as additional rent.

         SECTION 8.04. EXEMPTION OF LANDLORD FROM LIABILITY. Tenant hereby agrees that Landlord shall not be liable for injury to Tenant's business or any loss of income or other consequential damages or for damage to the inventory, fixtures, furnishings, improvements or other property of Tenant, Tenant's employees, invitees, customers, sublessees, agents, occupants, contractors, or any other person in or about the Premises, nor shall Landlord be liable for injury to the person of Tenant, Tenant's employees, agents, contractors, occupants, invitees, customers, sublessees, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinkler, wires, appliances, plumbing, air-conditioning or lighting fixtures, or from any other cause whatsoever, whether said





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
damage or injury results from conditions arising upon the Premises, or from other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Tenant; except, however, to the extent such injury, loss or damages result from Landlord's reckless, negligent or wilful misconduct. Landlord shall not be liable for any damages arising from any act or neglect of any other tenant of the BTC.

         SECTION 8.05 INDEMNIFICATION. Tenant shall indemnify, defend and hold harmless Landlord from and against any and all claims arising from Tenant's use of the Premises, or from the conduct of Tenant's business or from any activity, work or things done, permitted or suffered by Tenant in or about the Premises or elsewhere and shall further indemnify, defend and hold harmless Landlord from and against any and all claims arising from any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease, or arising from any negligence of the Tenant, or any of Tenant's sublessees, agents, customers, invitees, contractors, occupants, or employees, and from and against all costs, attorneys' fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon; except, however, to the extent such claim arises from Landlord's reckless, negligent or willful misconduct; and in case any action or proceeding be brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, shall defend the same at Tenant's expense by counsel satisfactory to Landlord. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to persons, in, upon or about the Premises arising from any cause; except to the extent caused by Landlord's reckless, negligent or willful misconduct, and Tenant hereby waives all claims in respect thereof against Landlord.

         SECTION 8.06. MUTUAL WAIVER OF SUBROGATION. Nothing in this Lease shall be construed so as to authorize or permit any insurer of Landlord or Tenant to be subrogated to any right of Landlord or Tenant against the other party arising under this Lease. Landlord and Tenant each hereby release the other to the extent of any perils to be insured against by either of the parties under the terms of this Lease, whether or not such insurance has actually been secured, and to the extent of their respective insurance coverage for any loss or damage caused by any such casualty, even if such incidents shall be brought about by the fault or negligence of either party or persons for whose acts or negligence the other party is responsible. All insurance policies to be provided under this Article VIII by either Landlord or Tenant shall contain a provision that they are not invalidated by the foregoing waiver. Such waiver shall, however, cease to be effective if the existence thereof precludes either Landlord or Tenant from obtaining any such policy.

                                   ARTICLE IX

                             DAMAGE OR DESTRUCTION

         In the event (i) the Premises are damaged by fire, explosion or other casualty insured under Landlord's fire and extended coverage insurance policy (an "Insured Casualty") to the extent of twenty-five percent (25%) or more of the insurable value thereof immediately preceding the casualty, (ii) the BTC is damaged by an Insured Casualty to the extent of fifty percent (50%) or more of the insurable value thereof immediately preceding the casualty, (iii) the Premises or the BTC are damaged by a casualty or occurrence other than Insured Casualty, or (iv) the Premises or the BTC are damaged by a casualty or occurrence and Landlord's mortgagee does not authorize the disbursement of insurance proceeds to repair or replace the same, Landlord may terminate this Lease by giving Tenant written notice of termination within sixty (60) days after the happening of the event causing the damage. In the event the damage is not extensive enough to give rise to Landlord's option to terminate this Lease or Landlord does not elect to terminate this Lease, Landlord shall promptly repair and replace the roof, exterior walls, foundation and any other improvements furnished or existing on the Commencement Date, to the condition existing immediately preceding such fire, explosion or other casualty. During any period of reconstruction or repair of the Premises, Tenant shall operate its business in the Premises to the extent practicable. Rent or other sums payable under this Lease shall be reduced or abated during the period of such repair and restoration (to the extent of any rent insurance proceeds actually received by Landlord therefor).

                                   ARTICLE X

                                  CONDEMNATION

         SECTION 10.01. TAKING OF WHOLE. In the event (i) the whole of the Premises shall be taken or condemned for a public or quasipublic use or purpose by a competent authority, or (ii) such a portion of the Premises shall be taken so that the balance cannot be used for the same purpose and with substantially the same utility to Tenant as immediately prior to such taking, this Lease shall terminate upon delivery of possession to the condemning authority, and any award, compensation or damages payable as compensation for the fee estate in the Premises (the "Award") shall be paid to and be the sole property of Landlord, and Tenant hereby assigns to Landlord all of Tenant's right, title and interest in and to any and all of the Award. Tenant shall have no claim against Landlord by reason of such taking or termination and shall not have any claim or right to any portion of the Award to be paid to Landlord. Tenant shall continue to pay rent and other charges hereunder until the Lease is terminated.

         SECTION 10.02. PARTIAL TAKING. In the event only a part of the Premises or BTC is taken or condemned but the Premises or the part remaining can still be used for the same purpose and with substantially the same utility to Tenant as immediately prior to such taking, this Lease shall not terminate and Landlord shall repair and restore the Premises provided the cost and expense of such repair and restoration does not exceed the amount of the Award. If the cost of such repair and restoration exceeds the amount of the Award, Landlord may terminate this Lease by giving Tenant written notice of termination to Tenant within sixty (60) days of the delivery of possession to the condemning authority. If Landlord is obligated to repair and restore the Premises as herein provided, there shall be no abatement or reduction in any rental because of such taking or condemnation.

                                   ARTICLE XI

                               DEFAULTS; REMEDIES

         SECTION 11.01. DEFAULTS. The occurrence of any one or more of the following events shall constitute a default and breach of this Lease by Tenant:

                 (a) Abandonment. The abandonment of the Premises or the cessation of business by Tenant.

                 (b) Failure to Pay. The failure of Tenant to make any payment of rent or any other payment required to be made by Tenant under this Lease, when due, and such failure shall continue for a period of five (5) days.

                 (c) Failure to Observe Other Covenants. The failure by Tenant to repair any waste or to observe or perform any of the terms, covenants or conditions of this Lease to be observed or performed by Tenant where such failure shall continue for a period of twenty (20) days after written notice thereof from Landlord to Tenant (or without notice where, as a result of Tenant's failure to observe any term, covenant or condition of this Lease, Landlord has delivered three (3) or more notices of default under this subsection (c) within a single twelve (12)-month period). Except as otherwise provided herein, in the event of a breach of a term, covenant or condition of this Lease which requires more than the payment of money to cure and which cannot because of the nature of such default be cured within said twenty (20) days, then Tenant is deemed to be complying with said notice if, promptly upon receipt of such notice, Tenant immediately takes steps to cure the default as soon as reasonably possible and proceeds thereafter continuously with due diligence to cure the default within a period of time which, under all prevailing circumstances, shall be reasonable. Failure to send a notice shall not be construed as a waiver of such breach or as to any subsequent breach.

                 (d) Insolvency. (i) The making by Tenant of any general assignment, or general arrangement for the benefit of creditors; (ii) the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60)

         days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within sixty (60) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within sixty (60) days.

         SECTION 11.02. LANDLORD'S REMEDIES. If any default by Tenant shall continue uncured following notice of default, if any, as required by this Lease, for a period applicable to the default under the applicable provision of this Lease, Landlord has the following remedies, in addition to all other rights and remedies provided by law or equity, to which Landlord may resort cumulatively or in the alternative.

                 (a) Termination of Lease. Landlord may at Landlord's election terminate this Lease by giving Tenant notice of termination. On the giving of the notice, all further obligations of Landlord under this Lease shall terminate, Tenant shall surrender and vacate the Premises in a broom clean condition, and Landlord may reenter and take possession of the Premises and eject all parties in possession or eject some and not others or eject none. Termination under this paragraph shall not relieve Tenant from the payment of any sum then due to Landlord or from any claim for damages previously accrued or then accruing against Tenant. Should Tenant abandon the Premises and Landlord elect to reenter as herein provided, or if Tenant's right to possession is terminated by Landlord because of a breach of the Lease by Tenant, this Lease shall, at Landlord's written election, terminate and Landlord shall be entitled to recover from the Tenant (i) unpaid rent which has been earned at the time of termination, and (ii) as liquidated damages and not as a penalty a sum of money equal to the rent and rental loss to be paid by Tenant to Landlord for the remainder of the term of this Lease.

                 (b) Termination of Possession. Landlord may at Landlord's election terminate Tenant's right to possession only, without terminating the Lease, following a breach of the Lease by Tenant. Upon termination of Tenant's right to possession without termination of the Lease, Tenant shall surrender possession and vacate the Premises immediately and possession thereof to Landlord, and Tenant hereby grants to Landlord the immediate right to enter into the Premises, remove Tenant's signs and other evidences of tenancy, and take and hold possession thereof with or without process of law, and to repossess the Premises as Landlord's former estate and to expel or remove Tenant and any others who may be occupying or within the Premises, without being deemed in any manner guilty of trespass, eviction, or forcible entry or detainer, without incurring any liability for any damage resulting therefrom, without such entry and possession terminating the Lease or releasing Tenant from Tenant's obligation to pay the rent and to fulfill all other of Tenant's obligations under this lease for the full term of this Lease.
         Landlord shall be entitled to recover from Tenant (i) unpaid rent which has been earned at the time of termination, and (ii) as liquidated damages and not as a penalty a sum of money equal to the rent and rental loss to be paid by Tenant to Landlord for the remainder of the term of this Lease. Notwithstanding any remedial action taken hereunder by Landlord short of termination, including reletting the Premises to a substitute Tenant, Landlord may at any time thereafter elect to terminate this Lease for any previous default.

                 (c) Storage. Landlord may at Landlord's election store Tenant's personal property and trade fixtures for the account and at the cost of Tenant.

                 (d) Reletting of Premises. If Landlord terminates Tenant's right to possession but does not terminate this Lease as the result of Tenant's default hereunder, Landlord shall use reasonable efforts to relet the Premises and shall have the right to relet the Premises as a part of a larger area, the right to change the character or use of the Premises and the right to restrict prospective tenants to those whose merchandise and business is compatible with the nature and character of the BTC. For the purpose of such reletting, Landlord may decorate or may make any repairs, changes, alterations or additions in or to the Premises that may be necessary or convenient. If the Premises are relet and a sufficient sum shall not be realized from such reletting after paying all of the expenses of such decorations, repairs, changes, alterations and additions, the expenses of such reletting and the collection of the rent accruing therefrom (including, but not limited to, attorneys' fees and brokers' commissions), to satisfy the rent and other charges herein provided to be paid for the remainder of the term of this Lease, Tenant shall pay to Landlord promptly any deficiency, and Tenant agrees that Landlord may file suit to recover any sum falling due under the terms of this paragraph from time to time.

         SECTION 11.03. LANDLORD MAY PERFORM. Landlord shall have the right at any time, after ten (10) days notice to Tenant (or without notice in case of emergency or a hazardous condition or in case any fine, penalty, interest or cost may otherwise be imposed or incurred), to make any payment or perform any act required of Tenant under any provision in this Lease, and in exercising such right, to incur necessary and incidental costs and expenses, including reasonable attorneys' fees. Nothing herein shall obligate Landlord to make any payment or perform any act required of the Tenant, and this exercise of the right to so do shall not constitute a release of any obligation or a waiver of any default. All payments made and all costs and expenses incurred in connection with any exercise of such right shall be reimbursed to Landlord by Tenant as additional rent.

                                  ARTICLE XII

                           ASSIGNMENT AND SUBLETTING

         SECTION 12.01. ASSIGNMENT BY TENANT. Tenant shall not voluntarily or by operation of law assign, transfer, mortgage, lease, sublet, grant license or rights to a concessionaire or otherwise transfer or encumber all or any part of Tenant's interest in this Lease or in the Premises, or permit the use or occupancy of the Premises or any part thereof by anyone other than Tenant, without Landlord's prior written consent, which shall not be unreasonably withheld or delayed. It shall be reasonable for Landlord to withhold its consent if the proposed assignee or subtenant is not creditworthy or if such assignee's or subtenant's character or proposed use of the Premises is incompatible with the character and tenant mix of the BTC. Any attempted assignment, transfer, mortgage, use, lease, occupancy, encumbrance or subletting without such consent shall be void and shall constitute a default under this Lease.

         SECTION 12.02. NO RELEASE OF TENANT. Notwithstanding anything to the contrary contained in this Lease, and regardless of Landlord's consent, no such assignment, encumbrance, subletting, transfer, lease or other permission for the use or occupancy of all or any part of the Premises shall release Tenant of Tenant's obligation to pay the rent and to perform all other obligations to be performed by Tenant under this Lease, and Tenant and each respective assignor hereby waives notice of default in the payment and performance by the tenant in possession of the rents, covenants and conditions of this Lease. Tenant and each such assignor further agree that Landlord may deal with the tenant in possession without notice to, and without the consent of, Tenant or any such assignor, and any and all extensions of time, modifications, or waivers shall be deemed to be made with the consent of Tenant and any such assignor. The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment shall not be deemed consent to any subsequent assignment.

                                  ARTICLE XIII

                               GENERAL PROVISIONS

         SECTION 13.01.  ESTOPPEL CERTIFICATE.

                 (a) Tenant shall at any time, upon not less than ten (10) days after the giving of written notice by Landlord, execute, acknowledge and deliver to Landlord or to such person designated by Landlord, a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, (ii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, nor any offsets, counterclaims or defenses to the Lease on the part of Tenant, or specifying such defaults if any are claimed, and (iii) certifying as to any other matters as may be reasonably requested by Landlord. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises.

                 (b) If Landlord desires to sell or finance or refinance the Premises, or any part thereof, Tenant shall deliver to any purchaser and/or lender designated by Landlord such financial information concerning Tenant as may be reasonably required by such purchaser and/or lender. Such statements shall include, but shall not be limited to, the past three (3) years' financial statements of Tenant. All such financial information shall be received by Landlord in confidence and shall be used only for the purposes herein set forth.

         SECTION 13.02. LANDLORD'S LIABILITY. The term "Landlord" as used in this Lease, shall mean only the owner or owners at the time in question of the fee title or a tenant's interest in a ground lease of the Premises, it being expressly acknowledged by the parties hereto that none of the terms or conditions to be performed or observed by Landlord under this Lease are personal to the party originally named "Landlord" hereunder. In the event of any transfer of such title or interest, Landlord shall be released from all liability as respects Landlord's obligations thereafter to be performed, provided that any funds held by Landlord at the time of such transfer, in which Tenant has an interest, shall be delivered to the grantee.

         SECTION 13.03. SEVERABILITY. The invalidity of any provision of this Lease, or of its application to any person or circumstance as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof and each term, covenant, condition and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

         SECTION 13.04.  TIME OF ESSENCE.  Time is of the essence.

         SECTION 13.05. CAPTIONS. Article, section and paragraph captions are not a part of this Lease.

         SECTION 13.06. INCORPORATION OF PRIOR AGREEMENTS. This Lease and the attached exhibits set forth all the agreements, terms, covenants and conditions between Landlord and Tenant concerning the Premises and there are no agreements, terms covenants or conditions, oral or written, between them other than those herein contained. No amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless it is in writing and signed by each party.

         SECTION 13.07. TENANT'S REMEDIES. If Landlord shall fail to perform any covenant, term or condition of this Lease required to be performed by Landlord, if any, and if as a consequence of such default, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levied thereon against the right, title and interest of Landlord in the Premises and out of rents or other income from such property receivable by Landlord, or out of the consideration received by Landlord from the sale or other disposition of all or any part of Landlord's right, title and interest in the Premises, and Landlord shall not be personally liable for any deficiency.

         SECTION 13.08. ATTORNMENT OF TENANT. Tenant shall in the event of the sale, assignment, or other transfer of Landlord's interest in the Premises or in this Lease, or in the event of any proceedings brought for the foreclosure of, or in the event of exercise of the power of sale under any mortgage made by Landlord covering the Premises, attorn to the transferee and recognize such transferee as Landlord under this Lease.

         SECTION 13.09. RENT COVENANT. The covenant to pay rent, whether Minimum or Additional, is hereby declared to be an independent covenant on the part of Tenant to be kept and performed, and no offset shall be permitted or allowed. Tenant's covenant to pay such rent shall survive the expiration or earlier termination of this Lease.

         SECTION 13.10. DELINQUENT RENT TO BEAR INTEREST. Any rent, whether Minimum or Additional, or such other sums, if any, required to be paid by Tenant pursuant to the terms of this Lease which are not paid when due shall bear interest at the rate of eighteen percent (18%) per annum, or the maximum rate permitted by law, whichever is less, from the date due until paid. The payment of such interest shall not excuse or cure any default by Tenant under this Lease.

         SECTION 13.11. NOTICES. All notices and demands hereunder shall be in writing, and shall be given by registered or certified mail, return receipt requested, and shall be deemed given if (a) hand delivered; (b) sent by Express Mail or a national commercial courier service (e.g., Purolator Delivery Service or Federal Express) for next day delivery, to be confirmed in writing by said courier or service; or (c) when deposited in the United States Mail with sufficient postage prepaid thereon to carry it to its addressed destination; and when addressed as follows:

         LANDLORD:                Promega Corporation
                                  2800 Woods Hollow Road
                                  Madison, WI    53711
                                  Attention:  William A. Linton, President

         COPY TO:                 Tod B. Linstroth
                                  Michael, Best & Friedrich
                                  One South Pinckney Street
                                  P.O. Box 1806
                                  Madison, WI    53701-1806

         TENANT:                  Ophidian Pharmaceuticals, Inc.
                                  5445 East Cheryl Parkway
                                  Madison, WI    53711

         COPY TO:                 Michael E. Skindrud
                                  LaFollette & Sinykin
                                  One East Main Street
                                  P.O. Box 2719
                                  Madison, WI    53701-2719

The above names and addresses may be changed at any time or from time to time by notice as above provided.

         SECTION 13.12. WAIVERS. No waiver by Landlord of any provision of this Lease shall be deemed a waiver of any other provision hereof or of any subsequent breach by Tenant of the same or any other provision. Landlord's consent to or approval of any act shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act by Tenant. The acceptance of rent hereunder by Landlord shall not constitute a waiver of any breach by Tenant even if Landlord knows of such breach at the time of acceptance of such rent. No payment by Tenant or receipt by Landlord of a lesser amount than the rent then due shall be deemed to be other than on account of the earliest rent due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord shall accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided.

         SECTION 13.13. RECORDING. Tenant shall not record this Lease without Landlord's prior written consent and such recordation shall, at the option of Landlord, constitute a non-curable default of Tenant hereunder. Either party shall, upon request of the other, execute, acknowledge and deliver to the other a "short form" memorandum of this Lease for recording purposes.

         SECTION 13.14. HOLDING OVER. Tenant shall surrender the Premises upon the expiration or termination of the Lease as provided for in Section
1.04. Any holdover not consented to by Landlord shall not result in a new tenancy or interest and, in such case, Landlord may treat Tenant as a trespasser.

         SECTION 13.15. CUMULATIVE REMEDIES. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

         SECTION 13.16. COVENANTS AND CONDITIONS. Each provision of this Lease performable by Tenant shall be deemed both a covenant and a condition.

         SECTION 13.17. BINDING EFFECT; CHOICE OF LAW. This Lease shall bind the parties, their heirs, personal representatives, successors and assigns. This Lease shall be governed by and be construed and interpreted in accordance with the laws of the State of Wisconsin.

         SECTION 13.18. SUBORDINATION. This Lease shall be subject and subordinate to all mortgages which may now or hereafter affect Landlord's interest in the Premises, whether such mortgages cover only the Premises or by blanket mortgage cover other premises in addition to the Premises, and to any renewals, modifications, consolidations, replacements and extensions thereof, to the full extent of all amounts secured by the mortgages, provided such mortgagees agree to respect Tenant's rights to possession of the Premises under this Lease so long as Tenant is not in default hereunder. Tenant shall, within ten (10) days after the giving of written notice by Landlord, execute, acknowledge and deliver to Landlord any certificate that Landlord may request to confirm such subordination. Tenant shall attorn to and recognize any purchaser at a foreclosure sale under any mortgage, or any transferee who acquires Landlord's interest in the Premises by deed in lieu of foreclosure, and the successors and assigns of such purchasers and transferees, as its landlord for the unexpired balance (and any extensions, if exercised) of the term of the Lease upon the same terms and conditions set forth in this Lease.

         SECTION 13.19. ATTORNEY'S FEES. If either party brings an action to enforce the terms of or declare rights under this Lease, the prevailing party in any such action shall be entitled to recover reasonable costs, attorneys' fees and expenses.

         SECTION 13.20. CORPORATE AUTHORITY. If Tenant is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of said corporation, in accordance with a duly adopted resolution of the Board of Directors of said corporation, and that this Lease is binding upon said corporation in accordance with its terms. If Tenant is a corporation, Tenant shall, within thirty (30) days after execution of this Lease, deliver to Landlord a certified copy of a resolution of the Board of Directors of said corporation authorizing or ratifying the execution of this Lease.

         SECTION 13.21. MORTGAGE FINANCING. In the event Landlord desires to obtain mortgage financing and Landlord's mortgagee or mortgagees request certain mortgage modifications or amendments to this Lease, then Tenant, on demand, agrees to execute such modifications or amendments as required. Notwithstanding the foregoing, Tenant shall not be required to execute any modifications or amendments to this Lease which shall modify the provisions of this Lease relating to the amount of rent or other charges to be paid by Tenant, the size of the Premises, the duration of the term of this Lease, or otherwise subject Tenant to additional cost or expense. Tenant agrees to cooperate with Landlord's efforts in obtaining said mortgage financing.

         SECTION 13.22. EXPANSION OF BTC. Tenant acknowledges and agrees that the BTC may, from time to time, be expanded to include additional land, buildings and improvements. The term "BTC," as used in this Lease, refers to the BioPharmaceutical Technology Center and any such expansion or enlargement thereof.

         IN WITNESS WHEREOF, Tenant and Landlord have executed this instrument as of the date set forth above.

                                  PROMEGA CORPORATION ("LANDLORD")


                                  By:
                                         /s/ WILLIAM A. LINTON
                                  ------------------------------------------
                                  William A. Linton, President


                                  OPHIDIAN PHARMACEUTICALS, INC. ("TENANT")


                                  By:
                                        /s/ DOUGLAS C. STAFFORD
                                  ------------------------------------------
                                  Name:  Douglas C. Stafford
                                       -------------------------------------
                                  Title: President
                                        ------------------------------------

                                   EXHIBIT A

                             Floor Plan of Premises

                                   EXHIBIT B

                       Itemization of Steelcase Furniture

                                  EXHIBIT C

             Schedule of Rents for Original Term and Option Term